OrthoPediatrics Corp. Reports First Quarter 2021 Financial Results

First Quarter 2021 Revenue Increased 31.2% Year-over-Year
with Continued Strong Domestic Growth and Turnaround in International

WARSAW, Indiana, May 5, 2021 -- OrthoPediatrics Corp. (“OrthoPediatrics” or the “Company”) (Nasdaq: KIDS), a company focused exclusively on advancing the field of pediatric orthopedics, announced today its financial results for the first quarter ended March 31, 2021.

First Quarter 2021 and Business Highlights
•    Generated total revenue of $21.5 million for first quarter 2021, up 31.2% from $16.4 million in first quarter 2020; domestic revenue growth was 25.8% and international growth was 55.6% in the quarter
•    Grew Worldwide Trauma & Deformity revenue 19.2%, worldwide Scoliosis revenue 60.4%, and Sports Medicine/Other revenue 120.5% in the first quarter 2021 compared to the first quarter 2020
•    Converted Germany, Austria, and Switzerland to direct sales agency model, expanding international agencies to a total of 14
•    Achieved milestone of treating an estimated 200,000 children since starting the business
•    Deployed $5.3 million of consignment sets in first quarter 2021, up 61% compared to $3.3 million in the same period in the prior year
•    Maintained strong balance sheet with approximately $78.0 million in cash, cash equivalents, short-term investments, and restricted cash as of March 31, 2021
•    Launched dedicated ApiFix website aimed at informing patients, families, and healthcare providers of a viable new alternative for the treatment of progressive adolescent idiopathic scoliosis (AIS)
•    Recognized as one of the “Best Places to Work in Indiana” for a fifth year

Mark Throdahl, Chief Executive Officer of OrthoPediatrics, commented, “The Company’s first quarter results reflect the resilience of our business, steady execution of our strategy and the unwavering dedication of our team. With revenue growth exceeding 30% year-over-year, adjusted EBITDA and gross margins continuing to improve, and meaningful progress across all product categories, OrthoPediatrics is well positioned for sustained growth as we advance toward recovery from the COVID-19 pandemic. We are particularly encouraged by the 19% growth in Trauma and Deformity and 60% growth in Scoliosis, both of which are seeing increased momentum after having been impacted by the deferral of elective surgeries in 2020. In addition to achieving 26% domestic sales growth, International sales grew 56%, with sales agencies growing 122% and, most critically, stocking distributors growing 15% in the quarter.”

Mr. Throdahl continued, “I’m proud to report that the proactive steps the Company took at the beginning of the pandemic have helped ensure a smooth path to recovery and position OrthoPediatrics as stronger today than it was before the outset of COVID-19. In addition, our success has been aided by the strategic acquisitions of Orthex, ApiFix, and Telos Partners as well as our continued investment in sets. Looking ahead, we remain intently focused on capturing the significant opportunity in the pediatric orthopedic market and driving long-term value for our stockholders.”

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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First Quarter 2021 Financial Results
Total revenue for the first quarter of 2021 was $21.5 million, a 31.2% increase compared to $16.4 million for the same period last year. U.S. revenue for the first quarter of 2021 was $16.8 million, a 25.8% increase compared to $13.4 million for the same period last year, representing 78.5% of total revenue. International revenue for the first quarter of 2021 was $4.6 million, a 55.6% increase compared to $3.0 million for the same period last year, representing 21.5% of total revenue. The significant increase reflects the normalization in both the U.S. and international markets compared to Q1 of 2020 when the impacts of the COVID-19 pandemic had begun.

Trauma and Deformity revenue for the first quarter of 2021 was $14.6 million, a 19.2% increase compared to $12.2 million for the same period last year. Scoliosis revenue was $6.0 million, a 60.4% increase compared to $3.7 million for the first quarter of 2020. Sports Medicine/other revenue for the first quarter of 2021 was $959 thousand, a 120.5% increase compared to $435 thousand for the same period last year. Increased sales of the RESPONSE 5.5/6.0 system and the ApiFix® System were the primary drivers for Scoliosis revenue.

Gross profit for the first quarter of 2021 was $16.3 million, a 33.7% increase compared to $12.2 million for the same period last year. Gross profit margin for the first quarter of 2021 improved to 76.1%, compared to 74.7% for the same period last year due to an increase in agency sales.

Total operating expenses for the first quarter of 2021 were $22.3 million, a 33.4% increase compared to $16.7 million for the same period last year. The increase in operating expenses was driven by a 52.8% increase in general and administrative expense primarily due to additional costs associated with the ApiFix and Telos acquisitions, increased legal and professional services as well as increased depreciation and amortization, a 18.3% increase in sales and marketing, and a 3.4% increase in research and development. Operating loss for the first quarter of 2021 was ($6.0) million compared to ($4.5) million for the same period last year.

Adjusted EBITDA for the first quarter of 2021 was ($1.4) million as compared to ($2.1) million for the first quarter of 2020. This improvement compared to prior year was driven by revenue growth combined with effective cost containment of cash related expenses.

Net interest expense for the first quarter of 2021 was $0.7 million, compared to $0.4 million for the same period last year, primarily driven by the Apifix acquisition accretion on installment payments. The Apifix acquisition fair value adjustment of contingent consideration was $4.2 million in the first quarter 2021 compared to zero in the first quarter 2020.

Net loss for the first quarter of 2021 was ($10.4) million, compared to ($4.9) million for the same period last year. Net loss attributable to common stockholders for the period was ($0.54) per basic and diluted share, compared to ($0.30) per basic and diluted share for the same period last year. Adjusted earnings (loss) per diluted share of ($0.25) compares to ($0.30) for the same period last year. See below for additional information and a reconciliation of non-GAAP financial information.

The weighted average number of diluted shares outstanding for the three-month period ended March 31, 2021 was 19,200,231 shares.

In the first quarter of 2021, we had 177 sales representatives, up 6.0% compared to 167 in the same period of 2020.

Purchases of property and equipment during the first quarter of 2021 was $2.7 million, which compared to $4.0 million for the same period last year. This investment reflects the deployment of consigned sets, which includes product specific instruments and cases and trays. Including the implants, $5.3 million of consigned sets were deployed during the first quarter of 2021, compared to $3.3 million during the first quarter of 2020.

As of March 31, 2021, cash, cash equivalents, short-term investments and restricted cash were $78.0 million compared to $85.3 million as of December 31, 2020. The Company had no outstanding term loan obligations.

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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Full Year 2021 Financial Guidance
For full year 2021, we are increasing the low end of our revenue guidance to 32-38% growth over full year 2020 or $94-98 million. Furthermore, our confidence in achieving this guidance has grown because of a number of tailwinds, including ApiFix, our direct sales in Germany, Austria, and Switzerland, and continued Orthex and Scoliosis conversions.

Conference Call
OrthoPediatrics will host a conference call on Thursday, May 6, 2021, at 8:00 a.m. ET to discuss the results. The dial-in numbers are (888) 771-4371 for domestic callers and (847) 585-4405 for international callers. The conference ID number is 50152332. A live webcast of the conference call will be available online from the investor relations page of the OrthoPediatrics’ corporate website at www.orthopediatrics.com.

A replay of the webcast will remain available on OrthoPediatrics’ website, www.orthopediatrics.com, until the Company releases its second quarter 2021 financial results. In addition, a telephonic replay of the call will be available until May 13, 2021. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 50152332.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. You can identify forward-looking statements by the use of words such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "believe," "estimate," "project," "target," "predict," "intend," "future," "goals," "potential,” "objective," "would" and other similar expressions. Forward-looking statements involve risks and uncertainties, many of which are beyond OrthoPediatrics’ control. Important factors could cause actual results to differ materially from those in the forward-looking statements, including, among others: the risks related to COVID-19, the impact such pandemic may have on the demand for our products, and our ability to respond to the related challenges; and the risks, uncertainties and factors set forth under "Risk Factors" in OrthoPediatrics’ Annual Report on Form 10-K filed with the SEC on March 11, 2021, as updated and supplemented by our other SEC reports filed from time to time. Forward-looking statements speak only as of the date they are made. OrthoPediatrics assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable securities laws.

Use of Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures such as adjusted diluted earnings (loss) per share and Adjusted EBITDA, which differ from financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Adjusted earnings (loss) per share in this press release represents diluted earnings (loss) per share on a GAAP basis, plus the accreted interest attributable to acquisition installment payables, the fair value adjustment of contingent consideration, non-recurring professional fees and accrued legal settlement costs. The fair value adjustment of contingent consideration is associated with our estimates of the value of earn-outs in connection with certain acquisitions and the non-recurring professional fees are related to our response to a previously disclosed SEC review. We believe that providing the non-GAAP diluted earnings (loss) per share excluding these expenses, as well as the GAAP measures, assists our investors because such expenses are not reflective of our ongoing operating results. Adjusted EBITDA in this release represents net loss, plus interest expense, net plus other expense, provision for income taxes (benefit), depreciation and amortization, stock-based compensation expense, fair value adjustment of contingent consideration, acquisition related costs, nonrecurring professional fees and accrued legal settlements costs. The Company believes the non-GAAP measures provided in this earnings release enable it to further and more consistently analyze the period-to-period financial performance of its core business operating performance. Management uses these metrics as a measure of the Company’s operating performance and for planning purposes, including financial projections. The Company believes these measures are useful to investors as supplemental information because they are frequently used by analysts, investors and other interested parties to evaluate companies in its industry. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that the Company’s future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements,

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating these non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP diluted earnings (loss) per share or Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on the Company’s GAAP results in addition to using these adjusted measures on a supplemental basis. The Company’s definition of these measures is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. The schedules below contain reconciliations of reported GAAP diluted earnings (loss) per share to non-GAAP diluted earnings (loss) and net loss to non-GAAP Adjusted EBITDA.

About OrthoPediatrics Corp.
Founded in 2006, OrthoPediatrics is an orthopedic company focused exclusively on advancing the field of pediatric orthopedics. As such it has developed the most comprehensive product offering to the pediatric orthopedic market to improve the lives of children with orthopedic conditions. OrthoPediatrics currently markets 35 surgical systems that serve three of the largest categories within the pediatric orthopedic market. This product offering spans trauma and deformity, scoliosis, and sports medicine/other procedures. OrthoPediatrics’ global sales organization is focused exclusively on pediatric orthopedics and distributes its products in the United States and 45 countries outside the United States. For more information, please visit www.orthopediatrics.com.

Investor Contact
The Ruth Group
Christine Petraglia
SVP Investor Relations
(917) 633-8980

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands, Except Share Data)

	March 31, 2021	December 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$21,426	$28,758
Restricted cash	1,369	1,374
Short term investments	55,209	55,141
Accounts receivable - trade, less allowance for doubtful accounts of $361 and $433, respectively	16,551	17,212
Inventories, net	55,266	52,989
Notes receivable	323	337
Prepaid expenses and other current assets	1,884	2,618
Total current assets	152,028	158,429

Property and equipment, net	28,342	27,227

Other assets:
Amortizable intangible assets, net	50,901	50,284
Goodwill	68,463	70,511
Other intangible assets	13,618	13,961
Total other assets	132,982	134,756

Total assets	$313,352	$320,412

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	12,009	10,038
Accrued compensation and benefits	4,850	4,540
Accrued legal settlements	5,250	6,342
Current portion of long-term debt with affiliate	132	131
Current portion of acquisition installment payable	12,496	12,233
Other current liabilities	1,886	1,744
Total current liabilities	36,623	35,028

Long-term liabilities:
Long-term debt with affiliate, net of current portion	1,011	1,044
Acquisition installment payment, net of current portion	13,165	12,784
Contingent consideration	34,860	30,710
Deferred income taxes	5,233	5,755
Operating lease liabilities	315	323
Total long-term liabilities	54,584	50,616

Total liabilities	91,207	85,644

Stockholders' equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 19,659,412 shares and 19,560,291 shares issued as of March 31, 2021 (unaudited) and December 31, 2020, respectively	5	5
Additional paid-in capital	390,000	388,622
Accumulated deficit	(172,145)	(161,766)
Accumulated other comprehensive income (loss)	4,285	7,907
Total stockholders' equity	222,145	234,768

Total liabilities and stockholders' equity	$313,352	$320,412

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended March 31,
	2021	2020
Net revenue	$21,462	$16,356
Cost of revenue	5,137	4,143
Gross profit	16,325	12,213

Operating expenses:
Sales and marketing	8,949	7,564
General and administrative	12,041	7,881
Research and development	1,308	1,265
Total operating expenses	22,298	16,710

Operating loss	(5,973)	(4,497)

Other expenses:
Interest expense, net	728	379
Fair value adjustment of contingent consideration	4,150	—
Other (income) expense	(160)	69
Total other expenses	4,718	448

Loss before income taxes	(10,691)	(4,945)
Provision for income taxes (benefit)	(312)	—
Net loss	$(10,379)	$(4,945)
Weighted average common shares - basic and diluted	19,200,231	16,423,853
Net loss per share attributable to common stockholders – basic and diluted	$(0.54)	$(0.30)

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	For the Three Months Ended March 31,
	2021	2020
OPERATING ACTIVITIES
Net loss	$(10,379)	$(4,945)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,539	1,375
Stock-based compensation	1,316	958
Fair value adjustment of contingent consideration	4,150	—
Acquisition installment payable	644	—
Deferred income taxes	(312)	—
Changes in certain current assets and liabilities:
Accounts receivable - trade	653	760
Inventories	(2,508)	(5,096)
Prepaid expenses and other current assets	708	(56)
Accounts payable - trade	2,058	1,739
Accrued legal settlements	(1,092)	—
Accrued expenses and other liabilities	446	(1,694)
Other	(138)	3
Net cash used in operating activities	(1,915)	(6,956)

INVESTING ACTIVITIES
Acquisition of Telos, net of cash acquired	—	(1,670)
Purchases of licenses	(2,858)	—
Purchases of property and equipment	(2,749)	(3,953)
Net cash used in investing activities	(5,607)	(5,623)

FINANCING ACTIVITIES
Payments on debt with affiliate	—	(5,000)
Repurchases of common shares	—	(187)
Proceeds from exercise of stock options	62	688
Payments on mortgage notes	(32)	(31)
Net cash provided by financing activities	30	(4,530)

Effect of exchange rate changes on cash	155	23

NET DECREASE IN CASH	(7,337)	(17,086)

Cash and restricted cash, beginning of period	$30,132	$72,027
Cash and restricted cash, end of period	$22,795	$54,941

SUPPLEMENTAL DISCLOSURES
Cash paid for interest	$15	$379
Transfer of instruments from property and equipment to inventory	$57	$182
Issuance of common shares to acquire Telos	$—	$1,750

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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ORTHOPEDIATRICS CORP.
NET REVENUE BY GEOGRAPHY AND PRODUCT CATEGORY
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
Product sales by geographic location:	2021	2020
U.S.	$16,839	$13,384
International	4,623	2,972
Total	$21,462	$16,356

	Three Months Ended March 31,
Product sales by category:	2021	2020
Trauma and deformity	$14,552	$12,210
Scoliosis	5,951	3,711
Sports medicine/other	959	435
Total	$21,462	$16,356

ORTHOPEDIATRICS CORP.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2021	2020
Net loss from continuing operations	$(10,379)	$(4,945)
Interest expense, net	728	379
Other expense	(160)	69
Provision for income taxes (benefit)	(312)	—
Depreciation and amortization	2,539	1,375
Stock-based compensation	1,316	958
Fair value adjustment of contingent consideration	4,150	—
Acquisition related costs	—	80
Nonrecurring professional fees	600	—
Accrued legal settlements costs	150	—
Adjusted EBITDA	$(1,368)	$(2,084)

ORTHOPEDIATRICS CORP.
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE TO NON-GAAP DILUTED EARNINGS (LOSS) PER SHARE
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Earnings (loss) per share, diluted (GAAP)	$(0.54)	$(0.30)
Accretion of interest attributable to acquisition installment payable	0.03	—
Fair value adjustment of contingent consideration	0.22	—
Nonrecurring professional fees	0.03	—
Accrued legal settlement costs	0.01	—
Earnings (loss) per share, diluted (non-GAAP)	$(0.25)	$(0.30)

2850 Frontier Drive Warsaw, Indiana 46582 www.orthopediatrics.com					TOLL-FREE PHONE FAX	877.268.6339 574.268.6379 574.269.3692

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